UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2018

Black Creek Industrial REIT IV Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-200594	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
518 Seventeenth Street, 17th Floor
Denver, CO 80202
(Address of principal executive offices)
(303) 228-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01.    Completion of Acquisition or Disposition of Assets.
Pescadero Distribution Center
On June 20, 2018, Black Creek Industrial REIT IV Inc. (the “Company”), through its wholly-owned subsidiary, acquired a 100% fee interest in one industrial building totaling approximately 382,000 square feet on approximately 19.5 acres (the “Pescadero Distribution Center ”). The Pescadero Distribution Center is located in the Central Valley market in California and is 100% occupied by two customers with a weighted-average remaining lease term (based on square feet) of approximately 5.4 years. The seller, Pescadero Land Holdings, LLC, is not affiliated with the Company or its affiliates. All customers in the Pescadero Distribution Center individually lease more than 10% of the total rentable area, as described below:

•
Excel Inc. (d/b/a DHL Supply Chain (USA)), a transportation/logistics company, leases 197,250 square feet, or approximately 52% of the building’s rentable area, under a lease that expires in September 2023 with no options to extend. The annual base rent under the lease is currently $1,065,000 and is subject to annual rent escalations of approximately 4% beginning April 2019.

•
Pactra USA, Inc., a transportation/logistics company, leases 184,350 square feet, or approximately 48% of the building’s rentable area, under a lease that expires in December 2023 with one option to extend the term of the lease for five years. The annual base rent under the lease is currently $1,073,000 and is subject to annual rent escalations of approximately 3% beginning in January 2019.

The total purchase price was $45,750,000, exclusive of transfer taxes, due diligence expenses, and other closing costs. We funded this acquisition using proceeds from the Company’s public offering and borrowings under its corporate line of credit.
Item 9.01.    Financial Statements and Exhibits.
(a) and (b) Financial Statements of Real Estate Property Acquired and Pro Forma Financial Information
To be filed by amendment. With respect to the acquisition described in this Current Report on Form 8-K, the registrant hereby undertakes to file any financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than September 5, 2018.
Forward-Looking Statement
This Current Report on Form 8-K contains forward-looking statements (such as those concerning future rent escalations) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the customers’ continued compliance with the terms of their leases, and those risks set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

June 26, 2018	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Managing Director, Chief Financial Officer